                                                                    EXHIBIT 10.1

                          LOAN AND SECURITY AGREEMENT


         THIS AGREEMENT made this 14th day of April, 1998 by and between NATIONAL BANK OF CANADA, a Canadian chartered bank ("Lender"), with an address at One Tabor Center, 1200 17th Street, Suite 2760, Denver, Colorado 80202, MARCUM NATURAL GAS SERVICES, INC., a Delaware corporation ("Marcum"), METRETEK, INCORPORATED, a Florida corporation ("Metretek") and SOUTHERN FLOW COMPANIES, INC., a Delaware corporation (each, a "Borrower" and collectively, "Borrower" or "Borrowers"), each with an address at 1675 Broadway, Suite 2150, Denver, CO 80202, and SIGMA VI, INC., a Florida corporation, ("Pledgor"), each with an address of c/o Marcum Natural Gas Services, Inc., 1675 Broadway, Suite 2150, Denver, CO 80202.


                                  WITNESSETH:

         WHEREAS, the parties wish to provide for the terms and conditions upon which Loans may be made, and Letters of Credit may be issued, for the account of Borrowers;

         WHEREAS, Pledgor acknowledges that Pledgor is a subsidiary of Metretek and will benefit from Lender making the Loans to Borrowers;

         NOW, THEREFORE, in consideration of any Loans made and/or Letters of Credit issued for the account of Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers and Pledgor, the parties agree as follows:

         1.      DEFINITIONS.

                 (a) "Account," "Account Debtor," "Chattel Paper," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments" and "Inventory" shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Colorado Uniform Commercial Code.

                 (b) "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under common control with another Person.

                 (c) "Agreement" shall mean this Loan and Security Agreement, any exhibits or schedules hereto, any concurrent or subsequent riders hereto and any extensions, supplements, amendments or modifications hereto.

                 (d) "Blocked Account" shall have the meaning specified in paragraph 8 hereof.

                 (e) "Business Day" means any day that Lender is open for the normal conduct of business.

                 (f) "Collateral" shall mean all of the property of Borrowers or Pledgor described in paragraph 5 hereof, together with all other real or personal property of Borrowers or Pledgor now or hereafter pledged to Lender to secure repayment of any of the Liabilities, including, without limitation, all Accounts, Inventory, General Intangibles and Equipment of Borrowers and Pledgor.

                 (g) "Collateral Report" shall have the meaning specified in paragraph 9 hereof.

                 (h) "Eligible Accounts" shall mean those Accounts of the applicable Borrower (but excluding in every case, Marcum) which are unpaid less than ninety (90) days from invoice date, and which Lender, in its sole discretion, determines to be eligible. Without limiting Lender's discretion, unless otherwise agreed by Lender, the following Accounts of the applicable Borrower are not Eligible Accounts: (i) all Accounts owing by a single Account Debtor, including currently scheduled Accounts, if twenty-five percent (25%) or more of the balance owing by such Account Debtor to the applicable Borrower is ineligible for any reason; (ii) Accounts with respect to which the Account Debtor is an officer, director, employee, Subsidiary or Affiliate of any Borrower; (iii) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Accounts to Lender pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended; (iv) Accounts with respect to which the Account Debtor is not a resident of the continental United States unless the Account Debtor has supplied the applicable Borrower (A) with an irrevocable letter of credit, in form and substance satisfactory to Lender, issued by a U.S. financial institution satisfactory to Lender, to cover the full amount of such Account, and such letter of credit is assigned and delivered to Lender or (B) a credit insurance policy acceptable to Lender issued by an insurer satisfactory to Lender, to cover the full amount of such account, and such credit insurance policy is assigned and delivered to Lender; (v) Accounts in dispute or with respect to which the Account Debtor has asserted or may assert a counterclaim or has asserted or may assert a right of setoff; (vi) Accounts with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in the exercise of its sole discretion;
(vii) Accounts with respect to which Lender does not have a first and valid fully perfected security interest; (viii) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (ix) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any prepurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis; (x) Accounts to the extent that the Account Debtor's indebtedness to the applicable Borrower exceeds a credit limit determined by Lender in Lender's reasonable discretion;
(xi) Accounts with respect to which the Account Debtor is located in New Jersey or Minnesota unless the applicable Borrower (a) with respect to each such state, has received a certificate of authority to do business and is in good standing in such state, or (b) has filed a Notice of Business Activities Report with the New Jersey Division of Taxation or the Minnesota Department of Revenue, as applicable, for the then current year; (xii) Accounts which arise out of sales not made in the ordinary course of the applicable Borrowers' business;
(xiii) Accounts with respect to which the Account Debtor has returned to the applicable Borrower any portion of the Inventory the sale of which gave rise to such Accounts; and (xiv) Accounts with respect to which any document or agreement executed or delivered in connection therewith, or any procedure used in connection with any such document or agreement, fails in any material respect to comply with the requirements of applicable law.

                 (i) "Eligible Inventory" shall mean Inventory of the applicable Borrower (but excluding, in each case, Marcum) consisting of raw materials and finished goods which Lender, in its sole discretion, determines to be eligible. Without limiting Lender's discretion, unless otherwise agreed by Lender, the following Inventory of the applicable Borrower is not Eligible
Inventory: (i) Inventory which is in transit; (ii) Inventory which is not in good condition, or not currently usable or currently saleable in the ordinary course of the applicable Borrowers' business; (iii) Inventory which is obsolete; (iv) Inventory which Lender determines, in the exercise of its reasonable discretion, to be unacceptable due to age, type, category and/or quantity; (v) Inventory with respect to which Lender does not have a first and valid fully perfected security interest; (vi) Inventory consisting of work-in-progress, packaging materials or supplies; or (vii) Inventory which is stored with or located on the premises of a bailee, consignee, warehouseman, processor or other third party.

                 (j) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 (k) "Event of Default" shall have the meaning specified in paragraph 13 hereof.

                 (l) "Indemnified Party" shall have the meaning specified in paragraph 15 hereof.

                 (m) "Letters of Credit" shall mean any Letter of Credit which shall now or hereafter be issued by the Lender at the request and for the account of either Metretek or Southern Flow pursuant to the terms of this Agreement.

                 (n) "Liabilities" shall mean any and all obligations, liabilities and indebtedness of any Borrower to Lender or to any Affiliate of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including without limitation obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, including without limitation all obligations for payment of the Loans and for payment of the reimbursement obligations under paragraph 2(b) with respect to the Letters of Credit.

                 (o) "Loan" or "Loans" shall mean collectively the Metretek Loans and the Southern Flow Loans.

                 (p) "Loan Availability" shall mean collectively the Metretek Loan Availability and the Southern Flow Loan Availability; on the condition that the maximum amount of Loan Availability based solely on the Metretek Inventory Availability and the Southern Flow Inventory Availability combined shall not exceed $1,500,000.

                 (q) "Maturity Date" shall mean the earliest to occur of the following: (i) March 14, 2001, and (ii) the date the Liabilities are accelerated pursuant to paragraph 14 hereof.

                 (r) "Metretek Loan" or "Metretek Loans" shall mean all advances made by Lender to Metretek pursuant to Paragraph 2(a) hereof.

                 (s) "Metretek Loan Availability" shall mean, at any time, the sum of the following:

                 (i) up to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) then outstanding under existing Eligible Accounts of Metretek at such time, less such reserves as Lender in its sole discretion elects to establish; plus

                 (ii) up to fifty percent (50%) of the value of then-existing Eligible Inventory of Metretek, valued at the lower of cost (determined on a FIFO basis) or market, less such reserves as Lender in its sole discretion elects to establish (the amount determined pursuant to the provisions of this subparagraph (ii) is referred to herein as the "Metretek Inventory Availability"); plus

                 (iii) the aggregate undrawn face amount of the Letters of Credit issued at the request of or for the benefit of Metretek.

                 Lender may at any time and from time to time in its sole discretion change the advance percentages as set forth above.

                 (t) "Obligor" shall mean each Borrower and each Person who is or shall become primarily or secondarily liable for any of the Liabilities.

                 (u) "Other Agreements" shall mean all agreements, instruments and documents, including without limitation guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, security agreements, intercreditor agreements, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of each Borrower or any other Person and delivered to Lender or to any Affiliate of Lender in connection with the Liabilities or the transactions contemplated hereby.

                 (v) "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers or similar statutory liens incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder,
(ii) liens or security interests in favor of Lender, (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on the applicable Borrower's ability to use such real property for its intended purpose in connection with such Borrower's business, (iv) liens for taxes, assessments and other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established on the books of the Borrower or, if requested by Lender, Borrower has provided such security therefor as Lender may reasonably require, and (v) the Right of First Refusal.

                 (w) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including without limitation any instrumentality, division, agency, body or department thereof.

                 (x) "Plan" shall mean any employee benefit plan defined in Section 3(3) of ERISA, including any multi-employer plan or any employee welfare benefit plan which is maintained or has been maintained pursuant to a collective bargaining agreement to which two or more unrelated employers contribute and in respect of which any Borrower is an "employer" as defined in
Section 3(5) of ERISA.

                 (y) "Reference Rate" shall mean the rate of interest per annum publicly announced from time to time by National Bank of Canada at its principal office as its United States (rather than Canadian) prime lending rate. The Reference Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any change in the Reference Rate shall be effective as of the effective date stated in the announcement by National Bank of Canada of such change. In addition, the aggregate unpaid principal amount of all Loans outstanding to Metretek shall not at any time exceed the Metretek Loan Availability and the aggregate unpaid principal of all Loans at any time outstanding to Southern Flow shall not exceed the Southern Flow Loan Availability.

                 (z) "Representations and Warranty Certificates" shall mean, collectively, (a) that certain Representations and Warranty Certificate dated of even date herewith from Marcum Natural Gas Services, Inc. to Lender, attached hereto as Exhibit A; (b) that certain Representations and Warranty Certificate dated of even date herewith from Southern Flow Companies, Inc. to Lender, attached hereto as Exhibit B; (c) that certain Representations and Warranty Certificate dated of even date herewith from Metretek, Incorporated to Lender, attached hereto as Exhibit C; and (d) that certain Representations and Warranty Certificate dated of even date herewith from Sigma VI, Inc. to Lender attached hereto as Exhibit D.

                 (aa) "Southern Flow Loan" or "Southern Flow Loans" shall mean all advances made by Lender to Southern Flow pursuant to Paragraph 2(a) hereof.

                 (bb) "Southern Flow Loan Availability" shall mean, at any time, the sum of the following:

                 (i) up to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) then outstanding under existing Eligible Accounts of Southern Flow at such time, less such reserves as Lender in its sole discretion elects to establish; plus

                 (ii) up to fifty percent (50%) of the value of then-existing Eligible Inventory of Southern Flow located in the State of Louisiana (or any other state if (A) Lender has received a UCC search from such state acceptable to Lender, (B) Lender has a valid, perfected, first priority lien on Inventory in such state and (C) Lender has received such landlord waivers as Lender may require from landlords in such state), valued at the lower of cost (determined on a FIFO basis) or market, less such reserves as Lender in its sole discretion elects to establish (the amount determined pursuant to the provisions of this subsection (ii) is referred to herein as the "Southern Flow Inventory Availability"); plus

                 (iii) the aggregate undrawn face amount of the Letters of Credit issued at the request of or for the benefit of Southern Flow.

                 Lender may at any time and from time to time in its sole discretion change the advance percentages as set forth above.

                 (cc) "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by any Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by any Borrower.

         2.      LOANS, LETTERS OF CREDIT.

                 (a) Subject to the terms and conditions of this Agreement and the Other Agreements, prior to the Maturity Date, Lender may, in its sole discretion, make such Loans to either Metretek or Southern Flow as Metretek or Southern Flow shall from time to time request; on the condition that the aggregate unpaid principal of all Metretek Loans and Southern Flow Loans outstanding at any one time shall not exceed the lesser of (A) Five Million Dollars ($5,000,000) minus the aggregate undrawn face amount of the Letters of Credit and (B) the Loan Availability at such time. In addition, the aggregate unpaid principal amount of all Loans outstanding to Metretek shall not at any time exceed the Metretek Loan Availability and the aggregate unpaid principal amount of all Loans at any time outstanding to Southern Flow shall not exceed the Southern Flow Loan Availability. Loans shall be repaid as provided elsewhere in this Agreement. If at any time the outstanding principal balance of the Loans exceeds Loan Availability, Borrowers shall immediately, and without the necessity of a demand of Lender, pay to Lender such amount as may be necessary to eliminate such excess. Similarly, if at any time the outstanding principal balance of the Metretek Loans exceeds the Metretek Loan Availability, Metretek shall immediately, and without the necessity of demand by Lender, pay the Lender such amounts that may be necessary to eliminate such excess and if at any time the outstanding principal balance of the Southern Flow Loans exceeds the Southern Flow Loan Availability,

Southern Flow shall immediately, and without the necessity of a demand of Lender, pay to Lender such amounts as may be necessary to eliminate such excess.

                 (b) Subject to the terms and conditions of this Agreement and the Other Agreements, prior to the Maturity Date, Lender may, in its sole discretion, at Metretek's or Southern Flow's request, cause the Letters of Credit to be issued for the account of Metretek or Southern Flow; provided, that the aggregate undrawn face amount of the Letters of Credit shall not at any time exceed the lesser of (i) Two Hundred Thousand Dollars ($200,000) and
(ii) the amount by which Loan Availability at such time exceeds the outstanding principal balance of the Loans at such time. In addition, the aggregate undrawn face amount of Letters of Credit issued at the request of or for the benefit of Metretek shall not at any time exceed the amount by which the Metretek Loan Availability at such time exceeds the outstanding principal balance of the Metretek Loans at such time and the aggregate undrawn face amount of Letters of Credit issued at the request of or for the benefit of Southern Flow shall not at any time exceed the amount by which the Southern Flow Loan Availability at such time exceeds the outstanding principal balance of the Southern Flow Loans at such time. If at any time the outstanding principal balance of the Loans is zero and Loan Availability is less than zero, Borrowers shall provide cash collateral to Lender in an amount equal to the amount by which Loan Availability is less than zero to secure any Letters of Credit. The Letters of Credit shall be in form and substance satisfactory to Lender and shall not have an expiration date later than twelve (12) months from the date of issuance and must expire prior to the Maturity Date. Borrowers shall reimburse Lender, immediately upon demand, in the amount of any payments made by Lender to any Person with respect to the Letters of Credit, and until Lender shall have been so reimbursed by Borrowers such payments by Lender shall be deemed to be Loans. Metretek shall be primarily responsible for reimbursing Lender for any amounts required pursuant to the preceding sentence with respect to any Letters of Credit issued at the request of or for the benefit of Metretek and Southern Flow shall be primarily responsible for reimbursing Lender for any amounts required pursuant to the preceding sentence for Letters of Credit issued at the request of or for the benefit of Southern Flow. In connection with the Letters of Credit, Borrowers hereby indemnify Lender for any payments made by Lender with respect to the Letters of Credit and for any taxes, levies, deductions, charges and costs and expenses incurred by Lender with respect to the Letters of Credit.

                 (c) The Loans and all other amounts due to Lender from Borrowers shall be due and payable in full on the Maturity Date.

                 (d) Notwithstanding anything to the contrary set forth in this Section 2, the liabilities of Borrowers shall be joint and several and each Borrower shall be fully liable for repayment of all Loans (and not just the Loans made to such Borrower), all as set forth more fully in Section 24 below.

         3. FEES AND CHARGES. Borrowers shall pay to Lender the following fees:

                 (a) Borrowers shall pay to Lender interest on the outstanding principal balance of the Loans monthly in arrears beginning on April 1, 1998, at the per annum rate of one percent (1.00%) plus the Reference Rate. Following the occurrence of an Event of Default, Borrowers shall pay to Lender interest on the outstanding principal balance of the Loans at the per annum rate of four percent (4.00%) plus the Reference Rate. Interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

                 (b) Borrowers shall pay to Lender a letter of credit fee equal to two percent (2.00%) per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) of the average undrawn face amount of the Letters of Credit, payable quarterly in advance beginning on April 1, 1998; provided, that following the occurrence of an Event of Default, the letter of credit fee shall increase to five percent (5.00%) per annum. In addition, Borrowers shall pay to Lender all expenses incurred by Lender in connection with the issuance and negotiation of any Letter of Credit, payable on the date incurred by Lender.

                 (c) Borrowers shall pay to Lender a loan fee in the amount of $25,000, payable prior to the first Loan advance.

                 (d) Borrowers shall pay to Lender an audit fee at a rate of Five Hundred Dollars ($500.00) per auditor per day, plus travel and other out-of-pocket expenses, which shall be payable by Borrowers upon completion of each audit.

                 (e) Borrowers shall pay to Lender a monthly unused fee equal to the (i) product obtained by multiplying (A) three-eighths of one percent (0.375%) per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) times, (B) the amount by which $5,000,000 minus the outstanding face amount of all Letters of Credit during the time authorized exceeds the average daily outstanding balance of the Loans during each calendar month, and (ii) dividing such product by 360 and multiplying the result by the number of days in the month. Such unused fee shall be payable monthly in arrears within 10 days after the end of each month.

                 (f) Borrowers have the right, in their sole discretion, to prepay in whole at any time or in part from time-to-time the outstanding balance of the Loans and any Liabilities; provided, however until such time as Borrower terminates this Agreement, Borrower shall be obligated to pay the unused fee set forth in paragraph (e) above. If Borrowers elect to terminate this Agreement prior to the Maturity Date, Borrowers will pay Lender an early termination fee equal to (i) $100,000 if the termination occurs before April 14, 1999, (ii) $50,000 if the termination occurs between April 14, 1999 and April 13, 2000, and (iii) no fee if the termination occurs between April 14, 2000 and the Maturity Date; except that Borrowers shall not be required to pay an early termination fee if (1) Borrowers terminate this Agreement at the Lender's request, (2) Lender chooses not to grant increases in the Maximum Availability which another lender irrevocably agrees in writing to the grant to Borrowers, (3) Lender exercises its right to change the advance percentages with respect to Southern Flow Loan Availability or Metretek Loan Availability and such change in the advance percentages causes Borrowers' accountants to classify the Loans as a current liability as determined in accordance with GAAP or (4) Lender exercises the discretion granted to Lender herein to elect not to make a Loan even if a Borrower is in compliance with all requirements of
Section 4 with respect to such Loan. In the event of repayment of the Loans following an Event of Default, the fee required pursuant to this

Section 3(f) shall be due and payable in connection with any repayment of the Loans following an Event of Default.

It is the intent of the parties that the rate of interest and the other fees and charges to Borrowers under this Agreement shall be lawful; therefore, if for any reason the interest or other fees and charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrowers, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrowers.

         4.      CONDITIONS OF ADVANCES AND LETTERS OF CREDIT AND METHOD OF
ADVANCE.

                 (a) Each Borrower has established an account at Lender which each Borrower will use as a primary operating account for purposes of paying the obligations incurred by such Borrower. In the event that there is an overdraft in the operating account of Southern Flow, Lender may, but shall be under no obligation, to make a Southern Flow Loan to cover such overdraft; provided, however, that following such Southern Flow Loan, the outstanding amount of Southern Flow Loans shall not exceed the Southern Flow Loan Availability. Likewise, in the event that there is an overdraft in the operating account of Metretek, Lender may, but shall be under no obligation, to make a Metretek Loan to cover such overdraft; provided, however, that following such Metretek Loan, the outstanding amount of Metretek Loans shall not exceed the Metretek Loan Availability. Any advances to cover overdrafts in either Borrowers' operating account shall be in Lender's discretion and shall be subject to all the terms and conditions of this Agreement.

                 (b) In addition, Borrower may make a request for an advance by providing Lender (i) with respect to a request for an advance, by at least twelve o'clock p.m. (12:00 p.m.) Denver time on the day on which such advance is requested to be made hereunder, a telephonic request from an officer of Metretek or Southern Flow requesting the advance (or any Person authorized by Metretek or Southern Flow pursuant to a written list provided to Lender), for an advance in a specific amount, and (ii) with respect to a request for the issuance of a Letter of Credit, at least five days prior to the date such Letter of Credit is requested to be issued, an application for such Letter of Credit executed by an officer of Metretek or Southern Flow requesting the issuance of a Letter of Credit. In addition, Lender shall also have received all of the schedules and reports required to have been delivered by Borrowers pursuant to paragraph 9 hereof.

                 (c) Without limiting Lender's discretion to make advances hereunder, the making of any advance provided for in this Agreement shall be conditioned upon the following:

                 (i) no Default shall have occurred and be continuing, and no event that with notice, or the passage of time, or both could become a Default shall have occurred;

                 (ii) all of the representations and warranties contained in this Agreement and the Other Agreements shall be true and correct in all material respects as if made on the date the request for an advance or Letter of Credit is made;

                 (iii) Lender shall have received, in form and substance satisfactory to Lender, all certificates, orders, authorities, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder, or which Lender may at any time reasonably request, including, without limitation, all items set forth on the List and Closing Documents prepared by Lender;

                 (iv) with respect to the initial advance of the Loan, Borrower shall provide evidence to Lender acceptable to Lender that the Loan Availability following the initial advance of the Loan is at least $1,000,000;

                 (v) with respect to the initial advance of the Loan, such advance shall be used to repay in full all amounts borrowed from Commercial National Bank in Shreveport and First Union National Bank of Florida and to pay in part the purchase price of the Eagle Assets (as defined below); and

                 (vi) there shall have been no material adverse change in the conditions, financial or otherwise, of any Borrower or Pledgor as reasonably determined by Lender.

         5. GRANT OF SECURITY INTEREST TO LENDER. As security for the payment or other satisfaction of all Liabilities, Borrowers and Pledgor hereby assign to Lender and grant to Lender a continuing security interest in the following property of Borrowers and Pledgor, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts and all Goods whose sale, lease or other disposition by any Borrower or Pledgor has given rise to Accounts and have been returned to or repossessed or stopped in transit by any Borrower or Pledgor; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including without limitation all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory and other Goods, including without limitation Equipment, vehicles and fixtures; (d) all deposits and cash and any other property of Borrowers and Pledgor now or hereafter in the possession, custody or control of Lender or any agent or any Affiliate of Lender or any participant with Lender in the Loans and/or Letters of Credit for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); (e) the Blocked Account and all amounts at any time on deposit in the Blocked Account together with all other accounts, deposit accounts, and all amounts on deposit in such accounts, together with all other cash and funds; and (f) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including without limitation proceeds of all insurance policies insuring the foregoing property, and all of Borrowers' and Pledgor's books and records relating to any of the foregoing and to Borrowers' and Pledgor's business.

         6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrowers and Pledgor shall, at Lender's reasonable request, at any time and from time to time, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things as Lender may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrowers and Pledgor irrevocably hereby make, constitute and appoint Lender (and all Persons designated by Lender for that purpose) as Borrowers' and Pledgor's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrowers and Pledgor further agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

         7. CAPITAL ADEQUACY. If Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law, increases the amount of capital required or expected to be maintained by Lender or any Person controlling, directly or indirectly, Lender, and such increase is based upon the existence of Lender's obligations hereunder and other commitments of this type, then from time to time, within ten (10) Business Days after demand from Lender, Borrowers shall pay to Lender such amount or amounts as will compensate Lender or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrowers under this paragraph 7 shall take into consideration the policies of Lender or any Person controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods selected by Lender. A certificate of Lender setting forth the amount or amounts as shall be necessary to compensate Lender as specified in this paragraph 7 shall be delivered to Borrowers and shall be conclusive in the absence of manifest error.

         8.      COLLECTIONS.

                 (a) Each Borrower shall establish an account (the "Blocked Account") in such Borrower's name with a financial institution reasonably acceptable to Lender, into which such Borrower will immediately deposit all payments received by such Borrower with respect to Accounts and other Collateral in the identical form in which such payments were made, whether by cash or check. If any Borrower, any Affiliate or Subsidiary of any Borrower, or any shareholder, officer, director, employee or agent of any Borrower or any Affiliate or Subsidiary of any Borrower, or any other Person acting for or in concert with any Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. The financial institution with which the Blocked Account is established shall acknowledge and agree, in a manner reasonably satisfactory to Lender, that the amounts on deposit in such Blocked Account are the sole and exclusive property of Lender, that such financial institution has no right to setoff against the Blocked Account, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Lender, funds deposited in the Blocked Account on a daily basis as such funds are collected, to Lender's account at Lender's New York Branch in accordance with Lender's instructions. Lender shall, two (2) Business Days after receipt by Lender of immediately available funds in its account at Lender's New York Branch, apply the whole or any part of such collections or proceeds against the Liabilities in such order as Lender shall determine in its sole discretion. Each Borrower agrees that all payments deposited to such Blocked Account or otherwise received by Lender, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement. Borrowers acknowledge that Lender may apply collections or proceeds in such manner as Lender shall determine in its sole and absolute discretion and that Lender may, but shall be under no obligation to apply amounts received on behalf of Metretek to the Liabilities of Metretek and amounts received on behalf of Southern Flow to the Liabilities of Southern Flow; on the condition that if all of the Liabilities have been repaid in full and no amounts remain outstanding under any of the Loans and there has occurred no Event of Default or event that with notice or passage of time or both would constitute an Event of Default, Borrower shall be entitled to withdraw any amounts which are in excess of those amounts required to repay
in full all Liabilities and all amounts outstanding under the Loan.   All
checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by the applicable Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on such Borrower's behalf. For the purpose of this paragraph, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as each Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrowers' name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of any Borrower or goods pertaining thereto;
(ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any lock box or postal box into which any of Borrowers' mail is deposited, and open and process all mail addressed to any Borrower and deposited therein; provided however that Lender shall not exercise the rights set forth in this sentence unless: (A) Lender determines that Borrower has failed to promptly take such action, (B) an Event of Default has occurred or an event that with notice or passage of time, or both, would constitute an Event of Default has occurred or (C) Lender otherwise has a good faith belief that its security or position has been or is likely to be impaired.

                 (b) Lender may, at any time and from time to time, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrowers' or Pledgor's Accounts or contract rights by suit or otherwise;
(ii) exercise all of Borrowers' and Pledgor's rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrowers or Pledgor upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign Borrowers' or Pledgor's name on any proof of claim in bankruptcy or other similar document against any Account Debtor; and (vi) do all other acts and things which are necessary, in Lender's reasonable discretion, to fulfill Borrowers' and Pledgor's obligations under this Agreement and to allow Lender to collect the Accounts; provided however that Lender shall not exercise the rights set forth in this Subsection (b) unless
(A) Lender determines that Borrower has failed to promptly take such action,
(B) an Event of Default has occurred or an event that with notice or passage of time, or both, would constitute an Event of Default has occurred or (C) Lender otherwise has a good faith belief that its security or position has been or is likely to be impaired. In addition to any other provision hereof, Lender may at any time, whether before or after the occurrence of an Event of Default, at Borrowers' expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

                 (c) Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrowers or Pledgor under this Agreement or the other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by an Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses, including without limitation reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Loans, payable by Borrowers to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                 (d) Immediately upon any Borrower's or Pledgor's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including without limitation any Chattel Paper, such Borrower or Pledgor shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrowers' and Pledgor's attorney and agent-in-fact, to endorse or assign the same on Borrowers' or Pledgor's behalf.

         9.      SCHEDULES AND REPORTS.

                 (a) Metretek and Southern Flow shall each deliver to Lender on a weekly basis or more frequently as reasonably requested by Lender, a collateral report (the "Collateral Report") describing all Eligible Accounts created or acquired by each of Metretek and Southern Flow subsequent to the immediately preceding Collateral Report, information in connection with any Account which has ceased to be an Eligible Account since the most recent Collateral Report, and information on all amounts collected by each of Metretek and Southern Flow on Accounts subsequent to the immediately preceding Collateral Report. The Collateral Reports shall also include on a monthly basis an aging of Accounts, a schedule of Inventory (identifying raw materials and finished goods separately) owned by each of Metretek and Southern Flow and in each of Metretek and Southern Flow's possession valued at FIFO cost, information on all sales of or other reduction of and all additions to Inventory, all returns of Inventory, all credits issued by each of Metretek and Southern Flow and all complaints and claims against each of Metretek and Southern Flow in connection with Inventory subsequent to the immediately preceding Collateral Report. The Collateral Reports shall contain such additional information as Lender shall require. Each of Metretek and Southern Flow shall also furnish copies of any other reports or information concerning the Accounts and Inventory included, described or referred to in the Collateral Reports, including without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with Accounts. Lender, through its officers, employees or agents, shall have the right, at any time and from time to time in Lender's name, in the name of a nominee of Lender or in either of Metretek and Southern Flow' name, to verify the validity, amount or any other matter relating to any of the Accounts, by mail, telephone, telegraph or otherwise. Borrowers shall reimburse Lender, on demand, for all costs, fees and expenses incurred by Lender in this regard.

                 (b) Without limiting the generality of the foregoing, each of Metretek and Southern Flow shall deliver to Lender, at least once a month (or more frequently when reasonably requested by Lender), a report with respect to each of Metretek's and Southern Flow's Accounts and Inventory reconciling the information described in paragraph 9(a) for such month.

                 (c) All schedules, certificates, reports, and assignments and other items delivered by any Borrower to Lender hereunder shall be executed by an authorized representative of such Borrower and shall be in such form and contain such information as Lender shall specify.

         10. TERMINATION. This Agreement shall be in effect until the Liabilities have been fully satisfied and any rights of Borrowers to any Loans hereunder or to the issuance of any Letters of Credit shall have been fully terminated and be of no further force and effect. The security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the Letters of Credit have been terminated and canceled and the payment of the other Liabilities has become indefeasible. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated,
(i) Borrowers shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents and Affiliates to Borrowers, and (ii) Lender shall deliver to Borrowers a release of all Collateral unless Lender has a good faith reason to believe any repayment of the Loans may be subject to any claims of preference, fraudulent conveyance or may be set aside for any other reason.

         11. REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrowers and Pledgor hereby represent, warrant and covenant that:

                 (a) the consolidated and consolidating financial statements delivered or to be delivered by Borrowers to Lender at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrowers, and there has been no material adverse change in the financial condition or the operations of any Borrower since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement;

                 (b) the office where Borrowers and Pledgor keep their books, records and accounts (or copies thereof) concerning the Collateral, Borrowers' and Pledgor's principal place of business and all of Borrowers' and Pledgor's other places of business, locations of Collateral and post office boxes are as set forth in Schedules 1 and 2 of the Representations and Warranty Certificate for the applicable Borrower or Pledgor (or such other locations as Borrowers has advised Lender in accordance with the requirements of this Agreement); Borrowers and Pledgor shall promptly (but in no event less than ten
(10) Business Days prior thereto) advise Lender in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of Borrowers' or Pledgor's books, records and accounts (or copies thereof) or the opening or closing of any post office box of any Borrower or Pledgor;

                 (c) the Collateral, including, without limitation, the Equipment (except any part thereof which prior to the date of this Agreement Borrowers or Pledgor shall have advised Lender in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on the first page of this Agreement or on Schedules 1 and 2 of the Representations and Warranty Certificate for the applicable Borrower or Pledgor (or such other locations as Borrowers has advised Lender in accordance with the requirements of this Agreement);

                 (d) if any of the Collateral consists of Goods of a type normally used in more than one state, whether or not actually so used, Borrowers or Pledgor shall immediately give written notice to Lender of any use of any such Goods in any state other than a state in which Borrowers or Pledgor have previously advised Lender in writing that such Goods shall be used, and such Goods shall not, unless Lender shall otherwise consent in writing, be used outside of the continental United States;

                 (e) each Account or item of Inventory which shall, expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Lender from time to time, and Borrowers or Pledgor shall promptly notify Lender in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

                 (f) each Borrower and Pledgor is and shall at all times be the lawful owner of its respective property now purportedly owned or hereafter purportedly acquired by such Borrower or Pledgor, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

                 (g) each Borrower and Pledgor has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; Borrowers' and Pledgor's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrowers and Pledgor, and Borrowers' and Pledgor's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of the Borrowers' or Pledgor's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrowers or Pledgor or any of their property may be bound or affected;

                 (h) except as described in Marcum's Form 10-KSB for the fiscal year ended on December 31, 1997 ("Form 10-KSB") there are no actions or proceedings which are pending or, to Borrower's knowledge, threatened against any Borrower or Pledgor which might result in any material adverse change in its financial condition or materially adversely affect Borrowers' or Pledgor's property and Borrowers and Pledgor shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender;

                 (i) each Borrower has obtained all licenses, authorizations, approvals, and permits, the lack of which would have a material adverse effect on the operation of its business, and each Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances, the failure to comply with which could reasonably be expected to have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

                 (j) all written information (other than budgets, projections, forecasts and other forward-looking information) now, heretofore or hereafter furnished by Borrowers or Pledgor to Lender is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished;

                 (k) Borrowers are not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities or transactions with any Affiliate of any Borrower (other than a Borrower, Pledgor or wholly-owned subsidiary thereof); provided, however, that Borrowers may enter into transactions with Affiliates of Borrowers in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate of Borrowers and, in connection therewith, may transfer cash or property to Affiliates of Borrowers for fair value;

                 (l) Each Borrower's name has always been as set forth on the first page of this Agreement and no Borrower uses any trade names or division names in the operation of its business, except as set forth on page 1 of the Representations and Warranty Certificate for each applicable Borrower; each Borrower shall notify Lender in writing within ten (10) Business Days of the change of its name or the use of any trade names or division names not previously disclosed to Lender in writing;

                 (m)      with respect to Borrowers' and Pledgor's Equipment:
(i) each Borrower and Pledgor has good and indefeasible and merchantable title to and ownership of all Equipment, including, without limitation, the Equipment described or listed on the schedule of Equipment delivered to Lender concurrently with this Agreement; (ii) each Borrower and Pledgor shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained; (iii) No Borrower or Pledgor shall permit any such items to become a fixture to real estate or an accession to other personal property; and (iv) each Borrower and Pledgor, immediately on demand by Lender, shall deliver to Lender any and all evidence of ownership of, including without limitation certificates of title and applications of title to, any of the Equipment;

                 (n) this Agreement and the Other Agreements to which Borrowers or Pledgor is a party are the legal, valid and binding obligations of Borrowers and Pledgor and are enforceable against Borrowers and Pledgor in accordance with their respective terms;

                 (o) Each Borrower and Pledgor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

                 (p) No Borrower or Pledgor is now obligated, nor shall it create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that Borrowers may (i) borrow money from a Person other than Lender on an unsecured and subordinated basis if a subordination agreement in favor of Lender and in form and substance reasonably satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) maintain any present indebtedness to any Person which is set forth in the Representations and Warranty Certificates, but excluding those loans described in the Representations and Warranty Certificates from Commercial National Bank in Shreveport and First Union National Bank of Florida; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of Borrowers' business;
(iv) borrow money from a Borrower, Pledgor or a wholly- owned subsidiary thereof on an unsecured and subordinated basis and (v) the Subordinated Note;

                 (q) Borrowers do not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

                 (r) Schedule 4 of the Representations and Warranty Certificates sets forth the names of all of the shareholders of each Borrower (other than Marcum, which is a publicly-held corporation whose principal shareholders are set forth in Form 10-KSB) and except as set forth on Schedule 5 of the Representations and Warranty Certificates, Borrowers have no Subsidiaries or divisions, nor is any Borrower engaged in any joint venture or partnership with any other Person;

                 (s) Each Borrower is duly organized and in good standing in its state of organization and each Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary;

                 (t) No Borrower is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does any Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of each Borrower;

                 (u) there are no controversies pending or threatened between any Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of such Borrower, and each Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices; and

                 (v) Each Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names to continue to conduct its business as heretofore conducted by it.

                 (w) Each Borrower hereby affirms and reaffirms all of the representations, warranties and information set forth in the Representation and Warranties Certificates, dated of even date herewith, copies of which are attached hereto, and agrees that all such representations, warranties and information set forth therein are incorporated herein by this reference as if such representations, warranties and information were set forth directly herein.

Borrowers and Pledgor represent, warrant and covenant to Lender that all representations, warranties and covenants of Borrowers and Pledgor contained in this Agreement (whether appearing in paragraphs 11 or 12 hereof or elsewhere) shall be true at the time of Borrowers' and Pledgor's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true in all material respects until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by Borrowers or Pledgor at the time each Loan is made or Letters of Credit issued pursuant to this Agreement; except changes occurring after the date of this Agreement which have been approved in writing by Lender, which approval shall be in Lender's sole discretion.

         12. ADDITIONAL COVENANTS OF BORROWER. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrowers or Pledgor obtains Lender's prior written consent waiving or modifying any of Borrowers' or Pledgor's covenants hereunder in any specific instance, Borrowers and Pledgor agree as follows:

                 (a) Each Borrower and Pledgor shall at all times keep accurate and complete books, records and accounts with respect to all of such Borrower's and Pledgor's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 1 of the Representations and Warranty Certificate for each applicable Borrower or Pledgor;

                 (b) Marcum agrees to deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied: (i) no later than thirty (30) days after each calendar month, copies of internally prepared consolidated statements of income, certified by the Chief Financial Officer of Marcum; (ii) no later than 45 days after the end of Marcum's fiscal quarter, quarterly consolidated financial statements as set forth in its Form 10-QSB for each quarter, certified by the Chief Financial Officer of Marcum, (iii) no later than ninety (90) days after the end of Borrowers' fiscal years, annual consolidated financial statements certified by the Chief Financial Officer of Marcum; and (iv) such other financial information as Lender shall reasonably request;

                 (c) Each Borrower shall promptly advise Lender in writing of any material adverse change in business, assets or condition, financial or otherwise, of such Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default hereunder after notice or lapse of time (or both) and copies of any material notices given or received in connection with the Asset Purchase Agreement (as defined below);

                 (d) Lender, or any Persons designated by it, shall have the right, at any time, to call at any Borrower's or Pledgor's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Borrower's or Pledgor's books, records, journals, orders, receipts and any correspondence and other data relating to such Borrower's or Pledgor's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Borrower's or Pledgor's business as Lender may consider reasonable under the circumstances. Each Borrower and Pledgor shall furnish to Lender such information relevant to Lender's rights under this Agreement as Lender shall at any time and from time to time reasonably request. Each Borrower and Pledgor authorizes Lender to discuss the affairs, finances and business of such Borrower or Pledgor with any officers, employees or directors of such Borrower or Pledgor or with any Affiliate or the officers, employees or directors of any Affiliate, and to discuss the financial condition of such Borrower or Pledgor with such Borrower's or Pledgor's independent public accountants. Any such discussions shall be without liability to Lender or to such Borrower's or Pledgor's independent public accountants. Borrowers shall pay to Lender all customary fees and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees and expenses shall constitute Loans hereunder, payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

                 (e)
                          (i) Each Borrower and Pledgor shall keep the Collateral properly housed and shall keep the Collateral insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrowers and Pledgor with such companies, in such amounts and under policies in such form as shall be satisfactory to Lender. At the request of Lender, original (or certified) copies of such policies of insurance shall be delivered to Lender, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrowers or Pledgor or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. Borrowers and Pledgor hereby direct all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender and all proceeds received by Lender may be applied to the Liabilities in such order and manner as Lender shall determine. Each Borrower and Pledgor irrevocably, makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrowers' and Pledgor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrowers and Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; and

                          (ii) Each Borrower shall maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrowers with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Lender and, at the request of Lender, original (or certified) copies of such policies shall be delivered to Lender, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or canceled.

                 If Borrowers or Pledgor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrowers or Pledgor hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. All sums disbursed by Lender in connection with any such actions, including without limitation court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder and shall be payable on demand by Borrowers to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

                 (f) no Borrower or Pledgor shall use its property, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of its property in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; each Borrower and Pledgor shall keep its property in good condition, repair and order (ordinary wear and tear excepted); shall permit Lender to examine any of its property at any time; shall not permit its property, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; shall not grant a security interest in or suffer to exist a lien on any of its property (except for Permitted Liens); shall not sell, lease, transfer or otherwise dispose of any of its property except for the sale of Inventory in the ordinary course of its business and except for sales of property, which in the aggregate do not exceed $50,000 per year; and shall not secrete or abandon any of its property, or remove or permit removal of any of its property from any of the locations listed on Schedules 1 and 2 of the Representations and Warranties Certificate for the applicable Borrower or Pledgor or in any written notice to Lender pursuant to paragraph 10(b) hereof, except for the removal of Inventory sold in the ordinary course of Borrowers' or Pledgor's business;

                 (g) all monies and other property obtained by Borrowers from Lender pursuant to this Agreement will be used solely for business purposes of Borrowers;

                 (h) each Borrower and Pledgor shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder, and no Borrower or Pledgor shall maintain duplicates or copies of such records at any address other than Borrowers' and Pledgor's principal place of business set forth on the first page of this Agreement;

                 (i) each Borrower shall file all required tax returns and pay all of its taxes when due, including without limitation taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that a Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as
(i) the amount so contested is shown on such Borrower's financial statements,
(ii) the contesting of any such payment does not give rise to a lien for taxes,
(iii) such Borrower keeps on deposit with Lender (such deposit to be held without interest) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if such Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If any Borrower fails to pay any such taxes and in the absence of any such contest by such Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrowers to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

                 (j) Borrowers shall not assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

                 (k) except as set forth in Section 13 below and except for the transactions described on Exhibit F attached hereto, no Borrower shall enter into any merger or consolidation, or enter into any transaction outside the ordinary course of such Borrower's business, including without limitation any purchase, redemption or retirement of any shares of any class of its stock, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock;

                 (l) except as set forth in Section 13 below and except for the transactions described on Exhibit F attached hereto, no Borrower shall declare or pay any dividend or other distribution (whether in cash or in kind) of any kind on any class of its stock;

                 (m) each Borrower shall (i) keep in full force and effect any and all plans which may, from time to time, come into existence under ERISA, unless such Plans can be terminated without liability to such Borrower;
(ii) make contributions to all of the Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (iii) comply with all material requirements of ERISA which relate to Plans (including without limitation the minimum funding standards of Section 302 of ERISA); and (iv) notify Lender immediately upon receipt by any Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plans;

                 (n) except as set forth in Section 13 below and except for the transactions described on Exhibit F attached hereto, no Borrower shall invest in, purchase or otherwise acquire, or contract to invest in, purchase or otherwise acquire, the obligations or stock of any Person, other than (i) direct obligations of the United States, (ii) certificates of deposits with a maturity of one year or less, which are issued by a national bank or state chartered bank and are fully insured by the Federal Deposit Insurance Corporation (or equivalent thereof) and (iii) commercial paper rated A or better by Standard and Poor's or Moody's or similar rating service;

                 (o) no Borrower shall amend its organizational documents or change its fiscal year, except for the "Reverse Stock Split Proposal" as set forth in Marcum's proxy statement relating to the 1997 annual meeting of stockholders, and except for a substantially similar Reverse Stock Split Proposal if adopted and approved by the stockholders at Marcum's 1998 annual meeting of stockholders;

                 (p) Borrowers shall reimburse Lender for all costs and expenses, including without limitation legal expenses and reasonable attorneys' fees up to a maximum of $20,000 plus expenses, reasonably incurred by Lender in connection with documentation and consummation of this transaction and any other transactions between Borrowers and Lender, including without limitation Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to administer, collect, protect or enforce any rights in or to the Collateral or incurred by Lender in seeking to collect any Liabilities and to administer, participate, assign and/or enforce any of Lender's rights under this Agreement and the Other Agreements. All such costs, expenses and charges shall constitute Loans hereunder, shall be payable by Borrowers to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

                 (q) Marcum, on a consolidated basis, shall comply at all times with the following financial covenants:

                 (i) Marcum, on a consolidated basis, shall not make or incur any capital expenditures (as such term is defined in accordance with GAAP), exceeding $750,000 in the aggregate for any fiscal year.

                 (ii) Marcum's consolidated combined minimum tangible net worth (as such term is defined in accordance with GAAP and including any and all subordinate debt which has been approved by Lender in this Agreement or otherwise in its sole discretion) shall not be less than $7,400,000 at any time.

                 (iii) The ratio of Marcum's consolidated combined total liabilities to tangible net worth (as such terms are defined in accordance with GAAP) shall not exceed 2.00 to 1.0 at any time.

                 (iv) Marcum, on a consolidated basis, shall maintain net profit before taxes and before extraordinary gains (as such terms are defined in accordance with GAAP) determined on a combined basis of at least $400,000 for each fiscal year.

                 (v) The ratio of Marcum's consolidated earnings before interest, taxes, depreciation, amortization and extraordinary gains to interest expense (as such terms are defined in accordance with GAAP) and determined on a combined basis shall not be less than 2.0 to 1.0 for each fiscal year.

         13.     ACQUISITION OF EAGLE RESEARCH CORPORATION.

                 (a) Lender acknowledges that Metretek will be acquiring from Eagle Research Corporation ("Eagle") certain inventory, equipment, licenses and related products (the "Eagle Assets") all as described in the Form 10-KSB and the Asset Purchase Agreement, by and among Eagle, American Meter Company, Metretek and Marcum dated March 23, 1998 (the "Asset Purchase Agreement"). Marcum will issue 1,758,242 shares of common stock and a $1,200,000 convertible subordinated promissory note ("Subordinated Note") and pay $1,300,000 cash to Eagle as consideration for the purchase of the Eagle Assets.

                 (b) Lender consents to the acquisition of the Eagle Assets and the issuance of the stock and the Subordinated Note (and the conversion thereof) on the condition that:

                 (i) The acquisition takes place substantially in the manner described in the Form 10-KSB and the Asset Purchase Agreement and the acquisition price does not exceed $5,000,000.

                 (ii) Immediately upon acquiring the Eagle Assets, Metretek pledges all such assets to Lender and executes all documents required to give Lender a first priority lien on all such assets.

                 (iii) Metretek has granted Eagle a right of first refusal to acquire the stock and/or assets of Metretek as set forth more fully in Section 10.7 of the Asset Purchase Agreement (the "Right of First Refusal").

                 (iv) All of the Eagle Assets shall be acquired free and clear of all liens and encumbrances other than the Subordinated Note (which is unsecured) and the Right of First Refusal.

                 (v) The holders of the Subordinate Indebtedness shall execute a subordination agreement acceptable to Lender in form and substance.

                 (vi) Borrower shall take all such other actions and execute all such other documents as may be reasonably required by Lender in connection with the acquisition of the Eagle Assets.

         14. DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" by Borrowers hereunder:

                 (a) the failure of any Obligor to pay when due, declared due, or demanded by Lender, any of the Liabilities;

                 (b) the failure of any Obligor or Pledgor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such obligor under this Agreement or any of the Other Agreements, and such failure shall not be cured within ten (10) Business Days;

                 (c) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure may have a material adverse effect on such Obligor's business property, assets, operations or condition, financial or otherwise and such failure is not cured within the applicable cure period, if any, granted to Obligor;

                 (d) the making or furnishing by any Obligor or Pledgor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the or the Other Agreements or in connection with any other agreement between such Obligor or Pledgor and Lender, which is untrue or misleading in any material respect;

                 (e) the making or any attempt to make any levy, seizure or attachment of any of any Borrower's or Pledgor's property that is not consented to by Lender;

                 (f) the commencement of any proceedings in bankruptcy by or against any Obligor or Pledgor or for the liquidation or reorganization of any Obligor or Pledgor, or alleging that such Obligor or Pledgor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's or Pledgor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor or Pledgor; provided, however, that if such commencement of proceedings against such Obligor or Pledgor is involuntary and such Obligor or Pledgor is contesting such proceedings in good faith, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings;

                 (g) the appointment of a receiver or trustee for any Obligor or Pledgor, for any of the Collateral or for any substantial part of any Obligor's or Pledgor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, of any Obligor or Pledgor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor or Pledgor is involuntary and such Obligor or Pledgor is contesting such proceedings in good faith, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty
(30) days after the commencement of such proceedings;

                 (h) the entry of any judgment or order against any Obligor in an amount in excess of $25,000 which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution, unless Obligor has provided such security in connection with such judgment as Lender may reasonably require;

                 (i) the dissolution of any Obligor which is a partnership or corporation;

                 (j) the occurrence of a change of control, direct or indirect, of any Borrower;

                 (k) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities; or

                 (l) the institution in any court of a criminal felony proceeding against any Obligor or the principal officer of any Obligor relating to such officer's activities in connection with Obligor, or the indictment of any Obligor or the principal officer of any Obligor relating to such officer's activities in connection with Obligor, for any felony.

         15.     REMEDIES UPON AN EVENT OF DEFAULT.

                 (a) Without limiting Lender's right to demand payment of the Liabilities at any time, upon the occurrence of an Event of Default described in paragraph 14(f) hereof, all of Borrowers' Liabilities shall immediately and automatically become due and payable, without notice of any kind and upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                 (b) Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrowers' or Pledgor's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrowers' or Pledgor's premises without cost to Lender. At Lender's request, Borrowers shall, at Borrowers' expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrowers. Borrowers recognize that if Borrowers fail to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect, including, without limitation, to provide cash collateral to secure the Letters of Credit.

         16. INDEMNIFICATION. Each Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each Affiliate of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrowers shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence or breach of this Agreement by such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrowers, be added to the Liabilities of Borrowers and be secured by the Collateral. The provisions of this paragraph 16 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

         17. NOTICE. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy, delivered in person or sent by Federal Express or other nationally recognized overnight courier service, and in the case of Lender shall be sent to it at the address set forth on the first page of this Agreement, Attention: Raymond L. Yager, and in the case of Borrowers shall be sent to them at its principal place of business set forth on the first page of this Agreement, Attention: A. Bradley Gabbard, and in the case of each Pledgor shall be sent to it at its principal place of business set forth on the first page of this Agreement, Attention A. Bradley Gabbard.

         18. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION. This Agreement and the Other Agreements are submitted by Borrowers and Pledgor to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrowers to borrow monies from Lender now and from time to time hereafter, and as an offer by Pledgor to pledge Collateral to Lender as security for the Loans, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF COLORADO AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

                 To induce Lender to accept this Agreement, Borrowers and Pledgor irrevocably agree that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF DENVER, STATE OF COLORADO. BORROWERS AND PLEDGOR HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE.

BORROWERS AND PLEDGOR HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWERS OR PLEDGOR BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

         19. PARTICIPATION; ASSIGNMENT. Lender shall have the right to assign all or any of its rights under this Agreement and the Other Agreements, and/or to offer participation interests therein, to any Person, without the consent of Borrowers. In such event, Borrowers shall execute such agreements, instruments and documents as Lender shall request in connection therewith, including, without limitation, agreements, instruments and documents in favor of each assignee and participant.

         20. MODIFICATION AND BENEFIT OF AGREEMENT. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrowers, Pledgor and Lender. Borrowers or Pledgor may not sell, assign or transfer this Agreement, or the Other Agreement or any portion thereof, including, without limitation, Borrowers' and Pledgor's rights, titles, interest, remedies, powers or duties thereunder.

         21. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         22. POWER OF ATTORNEY. Each Borrower and Pledgor acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

         23.     WAIVER OF JURY TRIAL; OTHER WAIVERS.

                 (a) EACH BORROWER AND PLEDGOR HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWERS, PLEDGOR OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWERS, PLEDGOR AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                 (b) Each Borrower and Pledgor hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

                 (c) EACH BORROWER AND PLEDGOR HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWERS

AND PLEDGOR WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

                 (d) Lender's failure, at any time or times hereafter, to require strict performance by Borrowers or Pledgor of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior to subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrowers or Pledgor contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrowers specifying such suspension or waiver.

         24.     JOINT AND SEVERAL.

                 (a) Each Borrower hereby agrees that all references to "Borrower" or "Borrowers" in this Agreement or any of the Other Agreements shall jointly and severally refer to each Borrower. Without limiting the generality of the foregoing, Marcum acknowledges and agrees that Marcum has joint, several and unlimited liability for all obligations of Borrowers hereunder, including without limitation all Metretek Loans and Southern Flow Loans and all other Liabilities.

                 (b) Without limiting the generality of the foregoing, each Borrower acknowledges and agrees that Lender has no obligation to commence any action against the other Borrowers, attempt to collect any amounts from the other Borrowers or otherwise take any action against the other Borrowers in order to or as a condition precedent to collect from such Borrower. Lender may proceed directly against any Borrower for the entire amount of the Obligations without bringing any action against the other Borrowers. The obligations of one Borrower hereunder shall not be reduced, released, or diminished by any release of either of the other Borrowers or by the uncollectibility of any obligations of the other Borrowers or by any actions or inactions of any nature whatsoever of Lender or any other party with respect to the other Borrowers.

                 (c) Except as otherwise expressly provided herein, all references in this Agreement and the Other Agreements to Borrower shall be deemed to refer to each Borrower individually and to each Borrower collectively. Without limiting the generality of the foregoing, all references to Borrower in the representations and warranties, covenants and defaults section of this Agreement shall refer to each Borrower individually and to all Borrowers collectively.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 14th day of April, 1998.

                                  LENDER:

                                  NATIONAL BANK OF CANADA, a Canadian
                                  chartered bank



                                  By /s/ RAYMOND L. YAGER
                                    ------------------------------------------
                                    Raymond L. Yager
                                    Vice President


                                  By /s/ ANDREW M. CONNEEN
                                    ------------------------------------------
                                    Andrew M. Conneen
                                    Vice President

                                  BORROWERS:

                                  MARCUM NATURAL GAS SERVICES, INC.,
                                  a Delaware corporation


                                  By: /s/ W. PHILLIP MARCUM
                                     -----------------------------------------
                                     W. Phillip Marcum
                                     President and Chief Executive Officer


                                  METRETEK, INCORPORATED, a Florida corporation


                                  By: /s/ W. PHILLIP MARCUM
                                     -----------------------------------------
                                     W. Phillip Marcum
                                     Chairman and Chief Executive Officer

                                  SOUTHERN FLOW COMPANIES, INC.,
                                  a Delaware corporation


                                  By: /s/ W. PHILLIP MARCUM
                                     -----------------------------------------
                                     W. Phillip Marcum
                                     Chairman and Chief Executive Officer

                                  PLEDGOR:

                                  SIGMA VI, INC., a Florida corporation


                                  By: /s/ W. PHILLIP MARCUM
                                     -----------------------------------------
                                     W. Phillip Marcum
                                     Vice President

                                LIST OF EXHIBITS

A   -    Representations and Warranty Certificate-Marcum Natural Gas Services,
         Inc.

B   -    Representations and Warranty Certificate-Southern Flow Companies, Inc.

C   -    Representations and Warranty Certificate-Metretek, Incorporated

D   -    Representations and Warranty Certificate-Sigma VI, Inc.

E   -    Omitted

F   -    Permitted Securities Issuances